UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


                Date of Report (Date of earliest event reported):


                             Ocean Power Corporation
    ------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


            Delaware                  0-29371                  94-3350291
 ------------------------------  ------------------        -------------------
       (State or other            (Commission File          (I.R.S. Employer
 Jurisdiction of incorporation)        Number)             Identification No.)



            5000 Robert J. Mathews Parkway, El Dorado Hills, CA 95762
            ---------------------------------------------------------
                    (Address of principal executive offices)

                                 (916) 933-8100
                                 --------------
               (Registrant's telephone number including area code)

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ITEM 5.  OTHER EVENTS

         On June 6, 2001, the Company publicly issued a press release announcing that the Company issued 119,152 shares of the Company's common stock to Statoil ASA, a Norwegian company ("Statoil"). The issuance was made pursuant to the exercise of an option held by Statoil to convert research and development subsidies provided by Statoil to the Company's wholly owned subsidiary, Sigma Elektroteknisk AS, a Norwegian company ("Sigma"), into shares of Sigma capital stock. Statoil provided such subsidies, which totaled an aggregate of NOK 3,809,394,67, and received the option to convert such outstanding amounts into shares of capital stock of Sigma prior to Sigma's acquisition by the Company. Statoil converted such subsidies into the number of shares of Company common stock Statoil would have received had it converted the subsidies into shares of Sigma capital stock immediately prior to Sigma's acquisition by the Company.

The foregoing description is qualified in its entirety by reference to the Company's Press Release dated June 6, 2001, a copy of which is attached hereto as Exhibit 99.1.


ITEM 7.  EXHIBITS

          (c)     Exhibits.

                    99.1         The Company's Press Release dated June 6, 2001.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has fully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 7, 2001

                           OCEAN POWER CORPORATION


                           BY: /s/ Joseph P. Maceda
                           ------------------------
                                   Joseph P. Maceda, President and Director


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